EXHIBIT 23.1


CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders of CNS Response, Inc.

We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (File No. 333-150398) of our report, dated January 13, 2009, relating to our audits of the consolidated financial statements which appear in this Annual Report on Form 10-K of CNS Response, Inc. for the year ended September 30, 2008.

/s/ Cacciamatta Accountancy Corporation
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Cacciamatta Accountancy Corporation

Irvine, California
January 13, 2009